Exhibit 10.2

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(as amended and restated August 1, 2013)

ASSOCIATE DEFERRED STOCK AWARD AGREEMENT

FOR

[Insert name of Participant]

Grant of Deferred Stock  DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”), hereby grants, as of ____________________ (“Date of Grant”), to _______________ (the “Participant”) an award (the “Award”) of deferred stock (the “Deferred Stock”) of ____ shares of the Company’s common stock, $.01 par value per share, subject to the terms and conditions as set forth herein.  This deferred stock award agreement (the “Agreement”) is issued pursuant to the Company’s 2006 Incentive Compensation Plan (as amended and restated August 1, 2013) (the “2006 Plan”), which is incorporated herein for all purposes.  The Participant hereby acknowledges receipt of a copy of the 2006 Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.  Unless otherwise provided herein, terms used herein that are defined in the 2006 Plan and not defined herein shall have the meanings attributed thereto in the 2006 Plan.

2.Vesting of Deferred Stock

(a)General Vesting.  The shares of Deferred Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Participant continues through and on the applicable Vesting Date:

Number of Shares of Deferred Stock	Vesting Date
[ ]	[ ]

There shall be no proportionate or partial vesting of shares of Deferred Stock in or during the months, days or periods prior to the Vesting Date, and except as otherwise provided in Sections 2(b), 2(c), or 2(d) hereof, all vesting of shares of Deferred Stock shall occur only on the applicable Vesting Date.

(b)Acceleration of Vesting Upon Termination.  Notwithstanding any other term or provision of this Agreement, in the event that the Participant’s Continuous Service is terminated either by the Company without Cause or by the Participant for Good Reason, the shares of Deferred Stock subject to this Agreement shall become immediately vested as of the date of the termination of the Participant’s Continuous Service.

(c)Acceleration of Vesting Upon Death or Disability.  In the event that the Participant’s Continuous Service terminates by reason of the Participant’s Disability or death, all of the shares of Deferred Stock subject to this Agreement shall be immediately vested as of the date of such Disability or death, whichever is applicable, and shall be delivered, subject to any requirements under this Agreement, to the Participant, in the event of his or her Disability, or in

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the event of the Participant’s death, to the beneficiary or beneficiaries designated by the Participant, or if the Participant has not so designated any beneficiary(ies), or no designated beneficiary survives the Participant, to the personal representative of the Participant’s estate.

(d)Acceleration of Vesting at Company Discretion.  Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Participant and of the Company, to accelerate the vesting of any shares of Deferred Stock subject to this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

(e)Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(i)“Delivery Date” means any date occurring as promptly as practical (but in no event more than 30 days) following the date on which the Deferred Stock becomes Vested Deferred Stock pursuant to Section 2.

(ii)“Non-Vested Deferred Stock” means any portion of the Deferred Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(iii)“Vested Deferred Stock” means any portion of the Deferred Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3.Forfeiture of Non-Vested Shares.  If the Participant’s Continuous Service is terminated for any reason, any Deferred Stock that is not Vested Deferred Stock, and that does not become Vested Deferred Stock pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Participant.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Participant’s forfeiture of Non-Vested Deferred Stock pursuant to this Section 3.

4.Settlement of the Deferred Stock.  The Company shall deliver to the Participant on the Delivery Date certificates (or other indicia of ownership) representing Shares corresponding to the Vested Deferred Stock.

5.Rights with Respect to Deferred Stock.

(a)No Rights as Shareholder Until Delivery.  Except as otherwise provided in this Section 5, the Participant shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the Deferred Stock unless and until those Shares are delivered to the Participant (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered).  On or after delivery, the Participant shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

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(b)Adjustments to Shares.  This Award shall be subject to the adjustments provided for in Section 10 of the 2006 Plan.

(c)No Restriction on Certain Transactions.  Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Deferred Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the Deferred Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

(d)Dividend Equivalents.   During the term of this Agreement and provided that the Participant’s Continuous Service has not terminated prior to the dividend record date, the Participant shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to the Participant if each of the shares of Deferred Stock instead was an issued and outstanding Share owned by the Participant.  The number of shares of Deferred Stock awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (i) multiplying the number of shares of Deferred Stock held by the Participant pursuant to this Agreement as of the dividend record date by the amount of the dividend per Share and (ii) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date. The number of shares of Deferred Stock awarded for a stock dividend shall be determined by multiplying the number of shares of Deferred Stock held by the Participant pursuant to this Agreement as of the dividend record date by the number of additional Shares actually paid as a dividend per Share. Any additional shares of Deferred Stock awarded pursuant to this Section 5(d) shall be awarded effective the date the dividend was paid, and shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the shares of Deferred Stock to which they relate, and shall be distributed, reduced by any applicable withholding taxes, on the same Delivery Date as the Deferred Stock to which they relate (or if later, as of the applicable dividend payment date).  Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A of the Code.

6.Transferability.  The Deferred Stock is not transferable unless and until the Shares have been delivered to the Participant in settlement of the Deferred Stock in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution, except that the Deferred Stock may be transferred to one or more Beneficiaries or other

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transferees during the lifetime of the Participant, but only if and to the extent such transfers are permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the 2006 Plan are then registered under such Act), if applicable. A Beneficiary, transferee, executor, administrator, heir, successor and assign of the Participant or any other person claiming any rights with respect to the Deferred Stock shall be subject to all terms and conditions of the 2006 Plan and this Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any Deferred Stock prior to the date on which the Shares have been delivered to the Participant in settlement of the Deferred Stock shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.Tax Matters.

(a)Withholding.  As a condition to the Company’s obligations with respect to the Deferred Stock (including, without limitation, any obligation to deliver any Shares) hereunder, the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local or foreign taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such Deferred Stock.  If the Participant shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Participant under this Agreement) otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(b)Satisfaction of Withholding Requirements.  The Participant may satisfy the withholding requirements with respect to the Deferred Stock pursuant to any one or combination of the following methods:

(i)payment in cash; or

(ii)payment by the withholding of Shares that otherwise would be deliverable to the Participant pursuant to this Agreement.

(c)Participant’s Responsibilities for Tax Consequences.  The tax consequences to the Participant (including without limitation federal, state, local and foreign income tax consequences) with respect to the Deferred Stock (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Participant.  The Participant shall

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consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Participant’s filing, withholding and payment (or tax liability) obligations.

8.Amendment, Modification & Assignment.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Participant’s rights hereunder) may not be assigned, and the obligations of Participant hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Participant and his heirs and legal representatives and on the successors and assigns of the Company.

9.Complete Agreement.  This Agreement (together with the 2006 Plan and those other agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.Miscellaneous

(a)No Right to (Continued) Employment or Service.  This Agreement and the grant of Deferred Stock hereunder shall not confer, or be construed to confer, upon the Participant any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Deferred Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)No Trust or Fund Created.  Neither this Agreement nor the grant of Deferred Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Participant or any other person.  To the extent that the Participant or any other person acquires a right to receive

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payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)Interpretation/Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the 2006 Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the 2006 Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the 2006 Plan, the 2006 Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Participant accepts this Agreement subject to all of the terms and provisions of the 2006 Plan and this Agreement.  The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the 2006 Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

(g)Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 555 Turnpike Street, Canton, MA 02021, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)Section 409A.  It is the intention of both the Company and the Participant that the benefits and rights to which the Participant could be entitled pursuant to this Agreement qualify for the short-term deferral exemption under Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention.  Notwithstanding the foregoing, the Company does not make any representation to the Participant that the shares of Deferred Stock awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

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(j)Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of _______________________, 20______.

COMPANY: DESTINATION XL GROUP, INC., a Delaware corporation:
By:
Name:
Title:

The Participant acknowledges receipt of a copy of the 2006 Plan and represents that he or she has reviewed the provisions of both plans and this Agreement in their entirety and is familiar with and understands their terms and provisions, and hereby accepts this Agreement subject to all of the terms and provisions of the 2006 Plan and the Agreement.  The Participant further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:_____________________________		PARTICIPANT
By:
[ ]

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